An Offering Statement pursuant to Regulation A of the Securities Act of 1933 relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offer to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor are there any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

As submitted to the Securities and Exchange Commission on March 10, 2021 (Amendment No. 1)

LEGACYHUB HOSPITALITY FUND I, INC.

(“The Company”)

Sponsored by

LegacyHub Realty Corp.

539 W. Commerce St #2385

Dallas, TX 75208

3616885217

https://www.LegacyHub.fund/

Minimum Offering: $1,000,000 in Shares of Class B Common Stock
Maximum Offering: $50,000,000 in Shares of Class B Common Stock

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is a newly organized Delaware Corporation that is formed to pool capital, invest, and manage a diversified portfolio of hospitality real estate assets (“assets,” “properties”) within the United States.  We expect to use substantially all the net proceeds from this offering to originate, acquire, and structure hospitality commercial real estate investments.

The Company is offering a maximum of five million (5,000,000) of our Class B non-voting common stock (“Shares” or “common shares”), par value $0.00001 per share at a price of $10.00 per share with a minimum investment of $2,500 for individuals and $25,000 for an entity. The $10.00 price per share is initially set by the Company’s management and the share price does not represent the current NAV of the Company. Funds will only be made immediately available to the Company once the Company raises a minimum of $1,000,000 (the “Minimum Offering”) The offering will terminate at the earlier of:

(1) the date at which the maximum offering amount has been sold; or

(2) the date at which the offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one more closing on a rolling basis. No commissions will be paid for the sale of the shares offered by the Company.

Subscription amounts must be received in United States Dollars (USD), by United States residents in possession of a social security number (SSN) and the United States entities in possession of a Federal EIN, and shall be held in escrow by Kingdom Trust, (“our escrow agent”), until the applicable closing.

The Company will be externally managed by LegacyHub Partners, LLC. (the “Manager”), a prospective investment adviser currently registering with the Securities and Exchange Commission (the “SEC”), and a wholly owned subsidiary of LegacyHub Realty Corp (the “Sponsor”). Our Sponsor owns and operates an online investment platform, www.LegacyHub.fund (the “LegacyHub Platform”), that allows investors to become equity or debt holders in commercial real estate properties that may have been historically difficult to access for some investors. With LegacyHub Platform, investors can browse real estate investments, view details of an investment, have access to their investment dashboard, and sign legal documents online. We intend to distribute our shares principally through the LegacyHub Platform.

Class B Shares	Price to Investors	Sellers' Commissions	Proceeds to the Company
Per Share (1)	$ 10.00	$ -	$ 10.00
Minimum Dollar Amount	$ 1,000,000.00(2)	$ -	$ 100,000.00
Maximum Dollar Amount	$ 50,000,000.00(3)	$ -	$ 50,000,000.00

The Company is offering these shares on a self-underwritten, best efforts basis and does not intend to use commissioned sales agents or underwriters. As a result, there is no pressure to sell any minimum number of shares.

1.The price per share shown was arbitrarily determined by our Manager and will apply until July 30, 2021. Thereafter, our price per share will be adjusted every fiscal quarter and will be based the maximum between our NAV as of the end of the prior fiscal quarter and $10.

2.We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be revocable and will remain within the escrow agent account (the “Subscription Escrow Account”). The company has engaged Kingdom Trust, LLC as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors, and assuming we raise the Minimum Amount, we may hold a series of closings at which we receive the funds from the escrow agent and issue the units to investors. . If we do not raise $1,000,000 within 18 months, we will cancel the offering and release all investors from their commitments.  See “How to Subscribe”.

3.Does not include expenses of the offering, including, but not limited to, costs of blue sky compliance or costs of posting offering information on the fund portal, https://LegacyHub.fund, marketing expenses and legal and accounting fees, which offering expenses are estimated to be $1,600,000 if this offering is fully subscribed. See “Plan of Distribution”.

  As of the date of this Offering, there is no existing public market for our shares. Although we do not intend to list our common shares for trading on a stock exchange or other trading market, we intend to adopt a Redemption Plan designed to provide our investors with limited liquidity on an ongoing basis for their investment in our shares. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Company has been formed primarily to acquire hospitality real estate assets (i.e. Franchise hotels) throughout the United States. Our independent auditors included an explanatory paragraph in the report on our 2020 financial statements related to the uncertainty in our ability to continue as a going concern.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups (“JOBS”) Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recent fiscal year.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors”

Some of our Risk Factors include:

▪We are an emerging growth company with a limited operating history.

▪Subscribers will have limited control in our company with no voting rights. Our Manager will manage our day to day operations of the Company under the supervision of The Board of Directors.

▪We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

▪We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

▪Our offering price is arbitrary and does not reflect the book value of our Class B common stock.

▪Investments in real estate and real estate-related assets are speculative and we will be highly dependent on the performance of our manager and the real estate market.

The Company does not currently own any assets.

▪Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

 IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO COMPANY MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF YOU ARE A NON-ACCREDITED INVESTOR AND THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Subject to completion, dated August 25, 2020

Table of Contents

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS6

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY8

OFFERING SUMMARY9

QUESTIONS AND ANSWERS ABOUT THIS OFFERING12

OUR STRUCTURE16

RISK FACTORS17

DILUTION30

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS31

USE OF PROCEEDS TO ISSUER35

OUR BUSINESS37

PLAN OF OPERATION42

REDEMPTION PLAN44

MANAGEMENT’S COMPENSATION47

AUDITED FINANCIAL STATEMENTS49

HOW TO SUBSCRIBE54

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES55

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS56

SIGNATURE57

PART III – EXHIBITS58

EXHIBIT 159

EXHIBIT 262

EXHIBIT 381

EXHIBIT 493

EXHIBIT 594

EXHIBIT 695

EXHIBIT 797

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

This Offering is a Regulation A Tier 2 offering, pursuant to Regulation A+ of the Securities Exchange Act of 1933. Common shares that are being offered will be available to any “qualified purchasers” (as defined later in this page, according to Regulation A under the Securities Act). This type of Offering will be exempt from local state law (or “Blue Sky”) review hence, we are not required to register with each local state. However, this Offering is still subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include:

(i) “accredited investors” under Rule 501(a) of Regulation D and

(ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

  1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

 2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See section 2(15)(ii) of the Securities Act of 1933 for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under section 2(15)(ii) of the Securities Act of 1933. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Company’s Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●overall strength and stability of general economic conditions and of the real estate industry more specifically;

●changes in the competitive environment, including new entrants;

●our ability to generate consistent revenues;

●our ability to effectively execute our business plan;

●changes in laws or regulations governing our business and operations;

●our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to our company;

●costs and risks associated with litigation;

●changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●other risks described from time to time in periodic and current reports that we file with the Commission.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this Offering Circular, including in the sections of entitled “Risk Factors” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our Management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to the company including but not limited to the fact that we have limited operating history and have limited number of Management and other staff. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.

This Offering Circular contains estimates and statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information, and you are cautioned not to give undue weight to such estimates. Although we believe the publications are reliable, we have not independently verified their data.

In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

You should read this Offering Circular and the documents that we reference and have filed as exhibits to the offering statement of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement.

This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Offering.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an emerging growth company. Under the ’34 Act, an emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place. As an emerging growth company, we:

●Will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley 2002;

●Will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●Will not be required to obtain a non-binding advisory vote from our security holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);

●Will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●May present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●Will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attention on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We will lose our status as an emerging growth company in the following circumstances:

▪The end of the fiscal year in which our annual revenues exceed $1 billion.

▪The end of the fiscal year in which the fifth anniversary of our IPO occurred.

▪The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

▪The date on which we qualify as a large, accelerated filer.

OFFERING SUMMARY

The summary highlights information contained elsewhere and does not contain all the information that you should consider in making your investment decision. Before investing in our shares, you should carefully read this entire Offering Circular, including our financial statements and related notes. You should consider, among other information, the matters described under Risk Factors, Our Business, Analysis of Financial Condition, and Plan of Operations. Except as otherwise required by the context, references in this Circular Offering to “we,” “our,” “us,” “the Company,” and “LegacyHub” refer to LegacyHub Hospitality Fund I, Inc.

We were formed on June 1, 2020 and have not yet commenced operations. We are not a blank check company and do not consider ourselves to be a blank check company as we:

▪Have a specific business plan. We have provided our business strategy and investment criteria that will guide our activities in this circular.

▪Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

We are offering up to five million (5,000,000) Class B shares at $10.00 per share with a minimum investment amount of $2,500 for individual or $25,000 for an entity. The Company intends to raise a Minimum Offering of $1,000,000. We expect to substantially use the majority of the net proceeds from this offering to originate, acquire, and structure hospitality commercial real estate investments.

Rights and Preferences of the Shares

The shareholders will be entitled to receive pro rata dividends, if any, declared by our Manager out of available cash flow of the Company operations. Upon our liquidation, dissolution or winding-up, the shareholders are entitled to share pro rata in all assets that are legally available for distribution. Unlike holders of our Class A common shares, holders of Class B Common shareholders have no voting rights. See “Securities Being Offered.” As of the date of this Offering Circular, LegacyHub Capital LLC, a wholly-owned Texas LLC of our Sponsor, owns 100% of our issued and outstanding common class A Shares. While Class B is a non-voting share, class A is a voting share. Apart from voting right, all the classes have the same right and preferences.

Company’s Going Concern

We are not sure if we will be able to succeed as a business without additional financing. We are a newly formed company with no assets & liabilities, nor costs & expenses because our Sponsor has agreed to incur all the cost prior to this filling. See “audited financial statement.” Our ability to continue as a going concern for the next twelve (12) months is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations and/or to obtain additional capital financing from our investors and/or third parties. No assurance can be given that we will be successful in these efforts. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. See “Risk Factors.”

Since our inception through August 3, 2020, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. Our Sponsor has agreed to incur our organization cost pending the official filing with the SEC and will be reimbursed for any cost incur after this filing is deemed qualified by the SEC. The capital raised in this offering has been budgeted to asset acquisition-related costs. We will continually pay a fee to our Sponsor for using its platform www.LegacyHub.fund and reimburse it for the marketing and sales activities associated with our activities. See “Management Compensation.”

Our Sponsors’ platform, www.LegacyHub.fund, is presently not yet live as we cannot advertise our Shares before the Reg A+ filling is deemed qualified.

We intend to use the majority of the proceeds from this Offering for the acquisition of hospitality real estate assets. However, closing and other acquisition-related costs such as title insurance, professional fees, and taxes will likely require cash. Based on these factors, it is difficult to quantify any of the expenses as they will all depend on the size of the deal, price, procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail the expenses.

 We intend on engaging in the following activities:

1.Purchase commercial hospitality properties that have the potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes, insurance), and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our Manager will review the total gross night stayed, food & beverage income, or receipts from merchandise sales and subtract all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is positive, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the Management will purchase the property or not on behalf of the Company.

2.Invest in any opportunity our Manager sees fit within the confines of the market, marketplace, and economy so long as those investments are commercial real estate related and within the investment objectives of the Company. It is expected that the Company will use the majority of the proceeds in this Offering to purchase hospitality properties.

This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares. Although we have developed an investment criterion that limit and guide us to specific real estate assets to acquire.

As of the date of this Offering, we have one (1) director on the Board of Directors who we anticipate will be devoting 50% of their working hours to the Company going forward. Mr. Akinyemi Akintoye, our Chief Executive Officer, will oversee operations until such time we are able to hire other personnel. If we are sufficiently financed, the Directors of the Company intend to devote approximately 100% of their working hours to the Company, which we believe to be approximately 60/70 hours per week but maybe less. Investors should realize that following this Offering; we might use our cash flow to cover the costs associated with our plans of operation else we might be required to raise additional capital to cover such ongoing costs.

LegacyHub Realty Corp., Our Sponsor

Our Sponsor provides a technology services for a fee which we will use in the distribution, maintaining and selling of our securities. Our Sponsor is not an underwriter nor financial sponsor. Our Sponsor helps us set up our structure and provide a platform to be successful.

LegacyHub Partners, LLC, Our Manager

We have signed an Asset Management Agreement with LegacyHub Partners, LLC, a wholly-owned subsidiary of our Sponsor, to manage our day-to-day operations.  A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing, and disposition of our investments, subject to the limitations in our By-Laws. Our Manager will also provide asset management, marketing, investor relations, and other administrative services on our behalf to maximize our operating cash flow and preserve our invested capital.

LegacyHub Capital, LLC

LegacyHub Capital, LLC, a wholly-owned subsidiary of our Sponsor, has agreed to maintain a 5% ownership in all our total issued aggregate Class B Shares, which will be accessed at the end of every quarter. For example, if 500,000 B shares have been sold so far by January 2022, LegacyHub Capital's investment aggregate should be 5% -- 25,000 class B shares paid for as any other class B investors.

LegacyHub Management LLC

LegacyHub Management LLC, a wholly-owned subsidiary of our Sponsor, is a Property Management company that has been identified to manage our acquired hospitality assets' day-to-day operation. Legacyhub Management team comprises experienced individuals in general hotel management, front office managerial skillset and room service cleaners, etc. We have not signed a contractual agreement with Legacyhub Management.

INVESTMENT CRITERIA

Asset	Mid-Tier (Upper Midscale and Midscale) franchise hotel assets
Location	Located within a 25-mile radius of Central Business District (CDB) in the United States
Strategy	Acquired properties offer opportunities to increase occupancy rate and Operating Margin as well as the potential to implement customized operation improvements delivering increase customer experience.
Year Built / Renovated	2 - 25 years old
Numbers of Rooms	60 - 140 rooms
Purchase Price	$2M -- $20M
Equity Required	20% -- 40%
Debt Assumption

Debt will be from The United States Department of Housing and Urban Development program (HUD), Bridge, and Mortgage lenders, including the Federal National Mortgage Association and Credit Union, for example.

Property Improvement Plan (PIP) requirement	Less than 10% of the purchase price within the first two(2) years after the acquisition
Projected Hold Time	Properties will be acquired, operated and held 5–15 years

The above chart represents our intended asset target acquisition characteristics. Actual acquisitions may vary depending on market opportunities.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Q: What is LegacyHub Hospitality Fund I, Inc?

A: LegacyHub Hospitality Fund I, Inc. is a newly organized Delaware Corporation company formed to pool resources, invest in, and manage a diversified portfolio of hospitality real estate investments.

Q: Why should I invest in commercial real estate investments?

A: Our goal is to provide a professionally managed, diversified portfolio of high-quality hospitality real estate assets to investors who generally have had very limited access to such investments in the past.  Allocating some portion of your portfolio to a direct investment in high-quality commercial real estate assets may provide you with:

▪a reasonably predictable and stable level of current income from the investment;

▪diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

▪The opportunity for capital appreciation.

Q: Why should I invest in Hospitality real estate assets?

A: It is our belief that hospitality assets have provided the highest return within commercial real estate over time. The COVID-19 pandemic has negatively affected tourism, including hospitality real estate assets like hotels, which is our core segment. We believe that hospitality returns as compared to other investment on a risk-return basis are a premium and believe will continue to rise after the COVID-19 pandemic.

Q: What are Class B Common Shares?

A: Class B shares are non-voting shares of our company. Except as required by law, the holders of shares of Class B shall not be entitled to vote upon matters submitted to a vote of the stockholders of the Corporation. Apart from the above, Class B shareholders are entitled to the same benefits as all other classes authorized by the Company.

Q: What kind of offering is this?

A: We are offering through LegacyHub Realty Corp’s online investment platform www.LegacyHub.com, (or the “LegacyHub Platform”), a maximum of $50,000,000 in our common shares to the public at $10.00 per share. Also, our Sponsor has committed to purchase an aggregate of 10,000 Class B common shares from us at $10.00 per share within 90 days after the date this offering statement is declared “qualified” by the SEC. This Offering will be offered on a “self-underwritten, best efforts” basis meaning we will not hire a third party (e.g. investment bank, broker-dealer) to sell our shares. As a result, we can eliminate costs and there is no pressure on selling a minimum number of shares.

Q: Would you qualify as a REIT (Real Estate Investment Trust)?

A: Because of the types of real estate assets we plan to acquire, together with our go-to-market business model, we will not be able to qualify as a REIT. We strongly believe that flexibility as a non-REIT entity will provide us the opportunity to actively take advantage of market dynamics since we do not have to pass the shareholder, income, and distribution tests every quarter to qualify as a REIT.

Q: How is an investment in your class B shares different from investing in shares of a listed REIT?

A: The fundamental difference between our common shares and a listed REIT is the daily liquidity available with a listed REIT.  Although we have adopted a redemption plan that generally allows investors to redeem shares on a quarterly basis, for investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in our common shares. Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we will be subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a listed REIT

Q: Who will choose which investments you make?

A: Our Manager will make all our investment decisions. We are externally managed by LegacyHub Partners, LLC, (“our Manager,”) an investment adviser registering with the SEC.

Q: What is the purchase price for your common shares?

A: Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares until July 30, 2021.  Thereafter, the per-share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year will be equal to the maximum between $10 and our NAV price as of the close of business on the last business day of the prior fiscal quarter. Our website, www.LegacyHub.fund, in the secure and logged in section of the subscriber dashboard will identify the current NAV per share. If a material event occurs in between quarterly updates of NAV that would cause our NAV per share to change by 5% or more from the last disclosed NAV. We intend to file an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter. We will update the NAV information provided on our website. See Appendix A

Q: Will I have the opportunity to redeem my common shares?

A: Yes. While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, quarterly, shareholders may request that we redeem at least 25% or more of their shares. Pursuant to the anticipated program, during the first two(2) years following the record date of purchase of common shares, the Company may redeem shares with a per-share redemption price calculated based on to the lesser of $9.50 or the most current Net Asset Value (“NAV”). See “Share Redemptions.”

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer manager fee or other service-related fees in connection with the offering and sale of our common shares through the LegacyHub Platform

Q: What fees and expenses will you pay to our Manager or any of its affiliates?

A: We will pay our Manager a quarterly asset management fee at an annualized rate of 2.00%, which will be based on our net offering proceeds (“Asset Under Management”) as of the end of each quarter. Our Manager has agreed to waive its quarterly asset management fee during the first 4 quarters after the date the offering statement is declared “qualified” by the SEC. With the quarter the offering is qualified will count as the starting quarter. Following the 4-quarter period, our Manager may continue, in its sole discretion, to waive its asset management fee, in whole or in part.

Q: Will you use leverage?

A: Yes, we intend to use leverage. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 50-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Please see “Our Business” for more details.

Q: What will be the source of your distributions?

A: We plan to primarily pay distributions from the cash flow of our asset’s operations. From time to time, Our Manager may also distribute returns, including from the proceeds of this offering or the additional common shares sold to an affiliate of our Sponsor, interest or dividend income received from our investments, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments.  As a result, we expect that during the early stages of our operations, we may pay distributions from sources other than cash flows from operations.

Q: Are there any risks involved in buying our shares?

A: Investing in our common shares involves a high degree of risk.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment.  See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares

Q: How does a “best effort” offering work?

A: When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares.  Neither our Sponsor, Manager, nor any other party has a firm commitment or obligation to purchase any of our common shares (other than our Sponsor and its affiliate’s commitment to purchase an aggregate of 10,000 common shares from us at $10.00 per share).

Q: How do I buy shares?

A: You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the LegacyHub Platform.  You will need to fill out a subscription agreement like the one attached to this offering circular as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q: Is there any minimum investment required?

A: Yes. You must initially purchase at least 250 common shares in this offering for individual or 2,500 common shares for an entity, which is $2,500/$25,000 based on the current per-share price. Minimum additional shares of increment of 10 are required after the initial minimum has been met.

Q: When will I get my detailed tax information?

A: Your Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the offering?

A: If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at investments@LegacyHub.fund

OUR STRUCTURE

The chart below shows the relationship among various LegacyHub Realty Corp. affiliates and our Company as of the date of this offering circular.

RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our Management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company incorporated in June of 2020 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues. Thus potential investors have a high probability of losing their investment.

As a result of our start-up operations we;

(i)have generated no revenues; and

(ii)may accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition, and our ability to attract and maintain key Management.

We are significantly dependent on Our Sponsor. The loss or unavailability of its services would have an adverse effect on our business, operations, and prospects in that we may not be able to obtain new Management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our Sponsor, LegacyHub Realty, Corp. It is highly unlikely for us to replace our Sponsor at such an early stage of development of the Company. We plan to leverage our Sponsor’s experience and network in the real estate industry to implement our strategy, however we cannot guarantee our success. The loss by or unavailability of their services would have an adverse effect on our business, operations, and prospects, in that our inability to replace LegacyHub Realty, Corp. could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace LegacyHub Realty, Corp. should its services be discontinued. If we are unable to locate or employ personnel to replace LegacyHub Realty, Corp. we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

Our independent auditors have expressed in their report substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

You may not have the opportunity to evaluate our investments before we make them, which makes our investment more speculative.

You will be unable to evaluate the economic merit of our note investments before we invest in them and will be entirely relying on the ability of our Manager to select our investments. Furthermore, our Board of Directors (“The

Board”) will oversee our Manager activities. Hence you will not have the opportunity to evaluate potential customers, tenants, managers, or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete investment control over the Company and will, therefore, make all decisions of which shareholders will have no control.

Under the supervision of our Board, Our Manager shall make certain decisions without input by the shareholders. Such decisions may pertain to employment decisions, including our Management’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

Investing in our shares is highly illiquid. You may never be able to sell or otherwise dispose of your shares.

Since there is no public trading market for our shares, you may never be able to liquidate your investment or otherwise dispose of your shares.

We do not own the LegacyHub name but were granted a license by our Sponsor to use the LegacyHub name. The use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with our Sponsor effective upon the commencement of this offering, pursuant to which our Sponsor will grant us a non-exclusive, royalty-free license to use the name “LegacyHub.” Under this agreement, we will have a right to use the “LegacyHub” name as long as our Manager continues to manage us. Our Sponsor will retain the right to continue using the “LegacyHub” name. Our Sponsor is not precluded from licensing or transferring the ownership of the “LegacyHub” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our Sponsor or others related to the use of our name. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using the “LegacyHub” name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated, and otherwise harm our business.

The Company’s exclusive forum provision in our Articles of Incorporation attached as Exhibit 4.1 does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Company's Articles of Incorporation, filed with the Corporation Division of Secretary State of the State of Delaware, stipulates that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for substantially all disputes between subscribers and us to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with our directors or us, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. By agreeing to such provisions, investors will not be deemed to have waived the Company s compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with our directors or us, officers, or other employees, which may discourage lawsuits against our directors and us, officers, and other employees. Suppose a court were to find the choice of forum provision contained in the Subscription Agreement to be inapplicable or unenforceable in action. In that case, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

If secondary transaction occurs , the purchasers of the shares in a would be subject to each such provision;

Exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations

Although our Article of Incorporation states that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain litigation, including any “derivative action’. The Exchange Act creates exclusive federal jurisdiction over all suits against us brought to enforce any duty or liability created by the Exchange Act or the rules and regulations. There is uncertainty as to whether a court would enforce such provision and subscribers cannot waive compliance with the federal securities laws, rules and regulations thereunder.

Risks Related to the Real Estate Business in General

Our investments in commercial hospitality real assets will be subject to the risks typically associated with real estate.

Our equity investments in hospitality commercial real estate assets will generally be directly or indirectly paired with a secured loan with a lien on real property that, upon the occurrence of a default on the loan, could result in our ownership loss of the property. We will not know whether the values of the properties ultimately securing the loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estates may be adversely affected by a number of risks, including:

●Natural disasters (such as hurricanes, earthquakes, and floods);

●Acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

●Adverse changes in national and local economic and real estate conditions;

●Pandemic situations such as, but not limited to, COVID-19 and Ebola outbreaks

●An oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●Changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

 The value of each hospitality property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the occupancy rate, Average Daily Rate (“ADR”), space rentals or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) may not reduce when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability to pay our loans, as well as on the value that we can realize from assets we own and manages.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. The acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of Management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Hotel franchise or license requirements or the loss of a franchise license could adversely affect us.

We must comply with operating standards, terms, and conditions imposed by the franchisors of the hotel brands under which our hotels operate. Franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our hotel managers to conform to such standards. At times we may not be in compliance with such standards. Franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial.

The loss of a franchise could have a material adverse effect on the operations and/or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support, and centralized reservation systems provided by the franchisor.

Our investments are concentrated in particular segments of a single industry.

The majority of our investments will be franchise of hotel real estate assets. Our current strategy is predominantly to acquire midscale hotels, as well as when conditions are favorable to acquire first mortgages on hotel properties, invest in other mortgage-related instruments such as mezzanine loans to hotel owners and operators. Adverse conditions in the hotel industry, including overall market conditions such as the novel coronavirus (COVID-19), will have a material adverse effect on our operating and investment revenues and cash available for distribution to our shareholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties may be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase or maintain our occupancy rate on the basis of generating enough traffic to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the commercial hospitality real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

Pre COVID -19, the commercial hospitality real estate market was experiencing a substantial influx of capital from investors worldwide, and the trend points in that direction post-COVID-19. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A commercial hospitality property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. We aim to target hospitality property within limited mile radius of the Centra Business District across the United States. However, our performance is linked to economic conditions in the regions where our properties will be located and in the market for commercial hospitality space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area, and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

This offering might be classified as a blind pool offering, and therefore, shareholders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, in the acquisition of or investment in hospitality assets. However, because, as of the date of this offering, we have not identified the assets we expect to acquire and because our shareholders will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our shareholders’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Our properties may not be well-diversified, and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, which will compete with us in acquiring commercial hospitality properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for traffic. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built-in locations competitive with our properties, causing increased competition for commercial renters. In addition, our ability to charge premium rates to our nightly customer may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Shareholders ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of Management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our shareholders from realizing a return on their share ownership.

There is no assurance that our real estate investments will appreciate or will be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to a lockout provision that may materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial, and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 85% of the value of the assets of the Company at fair value. We intend to borrow as much as 80% of the value of our properties, but our average target rate is 65% or less. As of the date of this Offering, we do not own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to the Company

We have no prior operating history.

The company and the Managers are newly formed and have no operating history as of the date of this Offering Circular. While we have a plan for our future operations, there is no track record we can point to for investors to understand our prior performance.

We have not yet identified the properties we intend to acquire.

The company has not yet acquired or definitively identified any assets for purchase. As a result, there is no information regarding the performance of particular assets that you can evaluate when determining whether to invest in the company, and investors will generally not have an opportunity to evaluate or to approve the company’s investments. You must rely solely on the Manger with respect to the selection, amount, character of investment and economic merits of each potential investment. As a result, we may use the net proceeds from this offering to invest in investments with which you may not agree and would not support if you were evaluating the investment directly. In addition, because the company may acquire investments over an extended period of time, the company will be subject to the risks of adverse changes in long-term interest rates and in the real estate market generally. Additionally, because the company may only make a limited number of investments, poor performance by one or two of the investments could adversely affect the total returns to you.

The company may not be able to locate suitable investments.

The company may be unable to find a sufficient number of attractive opportunities to meet its investment objectives. The company also may encounter substantial competition in seeking suitable investments for the company. In addition, the company may be delayed in making investments due to delays in completing the underwriting or due diligence processes.

We may not be able to diversify in the way contemplated by this Offering Circular.

While investment type, size, and risk diversification are an objective of the company, there is no assurance as to the degree of diversification that will actually be achieved in the company’s investments. If the company makes an investment in a single transaction with the intent of refinancing or selling a portion of the investment, there is a risk that the company will be unable to successfully complete such financing or sale. This could lead to increased risk as a result of the company having an unintended long- term investment and reduced diversification. If the company raises less capital than anticipated, the company will likely be less diversified than the Manager intends, which would increase the risk of an investment in the company.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Shares.

We do not contribute funds on a regular basis to a separate account, commonly known as a “sinking fund” (a sinking fund is a strategic way of paying distributions or redeem the shares at the end of the applicable non-withdrawal period). Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory, and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations is not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/, or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your shares is mainly dependent on our Manager and Board of Director’s good faith determination. We will fulfill our obligations to our creditors first and any surplus can or may be distributed as shareholder’s dividend. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a shareholder.

Our Manager, under the supervision of the Board, determines our major policies, including our policies regarding financing, growth, and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the shareholders. Our Manager’s broad discretion in setting policies and our shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a shareholder. In addition, our Manager may change our investment objectives without seeking shareholder approval. The Board has fiduciary duties to our shareholders, therefore intends only to change our investment objectives when the board determines that a change is in the best shares of our shareholders. A change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our shareholders is subject to fluctuations in our financial performance, operating results, and capital improvement requirements.

Currently, our strategy includes paying a targeted return to investors under this Offering that would result in a return of approximately 9% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our shareholders. The timing and amount of distributions are the sole discretion of our Manager, who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash to fund distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts.

We are not a real estate investment trust (REIT), hence we do not enjoy a broader range of permissible activities. We have been structured as a Corporation and will be treated as such for federal income tax purposes. On December 22, 2017, H.R. 1, known as the Tax Cuts and Jobs Act, or TCJA, was enacted. One of the major changes was the reduction of corporate tax from 35% to 21%. While we plan to take advantage of the new tax code, we might not be able to fully do so and may affect our distribution.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time, we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and shares in real estate.” To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on, and shares in real estate, and the remaining 45% must consist of other qualifying real estate-type shares. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

 If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

▪restrictions on the nature of our investments; and

▪restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

▪registration as an investment company;

▪adoption of a specific form of corporate structure; and

▪reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management, or compliance with laws.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, wildfires, sinkholes, and earthquakes. To the extent possible, the Manager may, but is not required, to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Certain types of losses that may impact the security for the note could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, wildfires, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Sponsor, and its affiliates.

Our Sponsor’s real estate and finance professionals acting as or part of our Manager’s team have to allocate their time among us, our Sponsor’s business and other programs and activities in which they are involved. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations.

Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, Manager, and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

Independent Representative

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by any existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our sponsor, Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with our shareholders and us. Accordingly, our shareholders and we will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our By-Laws. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that, without those limitations, might constitute breaches of duty, including fiduciary duties. By purchasing our shares, you will be treated as having consented to the provisions set forth in the By-Laws.

Federal Income Tax Risks

An investment in Shares involves material income and capital gain tax risks.

You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our shares. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may not be able to benefit from any tax losses that are allocated to your shares.

Shares may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes the non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited, which could subject you to additional tax, interest, and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs, and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each shareholder, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all shareholders and, in certain circumstances, may bind the shareholders to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Shareholders or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident shareholders relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a shareholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Shares.

Our tax reporting may be late.

Although we will use reasonable efforts to deliver respective tax document to our investors by March 15th in the year following the end of each taxable year; however, there can be no assurance that we will be able to meet this deadline. Accordingly, you may be required to obtain one or more extensions for filing federal, state and local income tax returns each year.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares an investor owns. Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering.

As of the date of this Offering Circular, LegacyHub Capital, LLC owns 100% of our Class A voting shares.

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares of common stock or securities convertible into shares of common stock. In other words, when the company issues more securities, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding or separate offering round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

As we issue more shares, an investor could experience value dilution, with each share being worth less than before. As well as control dilution, with the total percentage of the company an investor owns being less than before, accordingly, any voting or other associated rights being a smaller percentage. There may also be earnings dilution, with a reduction in the amount earned per share. Earning dilution typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company.

The type of dilution that hurts early-stage investors most occurs when the company sells more shares or other equity securities in a down round, meaning an investment round at a lower valuation than in prior offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

▪In June 2019, Justin invests $20,000 in shares that represent 2% of a company, the value of said company is $1 million.  Justin’s stake is worth $20,000.

▪In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Justin now owns only 1.3% of the company but his stake has increased – now worth $200,000.

▪In June 2019, the company has run into serious problems and in order to continue operating raises $1 million at a much lower valuation then the prior round of $10 million. The new, lower valuation of the company is $2 million. This round of investment at the $2 million valuation is the down round. Justin now owns only 0.89% of the company and his stake is worth only $26,660.  Justin’s ownership equity has been diluted, and his equity’s valuation has been greatly reduced as a result of the down round.

This type of dilution might also happen upon conversion of debt instruments – such as convertible notes– into shares of the company. Typically, the terms of these debt instruments issued by early-stage companies provide that in the event of another round of financing, the holders of the debt instruments get to convert their notes into equity at a “discount” to the price paid by the new investors. In other words, the holders of the debt instruments get more shares than the new investors would for the same price. Additionally, some convertible notes have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Regardless, the holders of the debt instrument get more shares for their money than new investors. In the event that the financing is a down round – as described above – the holders of the debt instruments will dilute existing equity holders, and even more than the new investors do because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes).

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

The shares are self-underwritten and are being offered and sold by the Company on a best efforts basis. No compensation will be paid to any principal, the Sponsor, or any affiliated company or party with respect to the sale of Class B common shares. This means that no compensation will be paid with respect to the sale of the interests to the Sponsor or its affiliate affiliated companies. We are relying on Rule 3(a)401 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they:

a)perform substantial duties at the end of the offering for the issuer;

b)are not broker dealers; and

c)do not participate in selling securities more than once every 12 months, except for any of the following activities:

i)preparing written communication, but no oral solicitation; or

ii)responding to inquiries provided that the content is contained in the applicable registration statement; or

iii)performing clerical work in effecting any transaction. Neither the Company, its Sponsor, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

The Company plans to use the network of real estate investors, which already has a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the ‘33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as Rule 251(d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied by or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization on the LegacyHub Platform . The LegacyHub Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

In order to subscribe to purchase our class B shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular as Appendix B, and wire funds (or ACH) for its subscription amount in accordance with the instructions provided therein.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

All of our communications, electronically or by physical mail, will be  compliant with Rule 255 and does not amount to a free writing prospectus. We will not orally solicit investors, and no sales will be made prior to this offering statement being declared qualified, and a final offering is available. In compliance with Rule 253(e) of Regulation A, the Sponsor shall revise this Offering Statement during the course of the Offering whenever material information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

Stock Certificates

Ownership of the Offered Shares will be in the form of “book-entry,” meaning that ownership interests shall be recorded by our Manager, and kept only on the books. No physical certificates shall be issued, nor received, by our Manager or any other person. The Manager records and maintains securities of Company in book-entry form only. Book-entry form means the Manager maintains shares on an investor’s behalf without issuing or receiving physical certificates.

Escrow Account

Kingdom Trust, a South Dakota custodian corporation (“Escrow Agent”), will act as escrow agent for the Offering. Prior to the date, the SEC issues a qualification for the sale of the shares of common stock pursuant to this Offering Circular; the escrow agent shall establish a non-interest-bearing account (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of:

(a) the first to occur of the

(i) the maximum offering amount being raised, or

(ii) 18 months from the date of SEC qualification; or

(b) within fifteen (15) days from the date upon which a determination is made by the company to terminate the Offering.

The foregoing sentence describes the escrow period (the “Escrow Period.”) During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity until the Company has triggered the closing of such funds.

The Company will raise a minimum of $1,000,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the offering period, all proceeds raised to that point will be promptly returned to subscribers, with interest, if any.

The escrow agent, shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor without interest by the escrow agent within fifteen (15) business days from the date of rejection.

The Company shall pay certain itemized fees to Kingdom Trust, for its escrow services, including:

▪Annual fee of $1,500

▪A transaction out fee of $50

▪Return check or wire fee of $50

▪Special handling fee of $75

The Escrow agent, in no way endorses the merits of the offering of the securities.

No public market

As of the date of this Offering, our Common Stock are not quoted on any stock exchange or quotation system.

Process of Subscribing

Upon qualification of this Offering by the SEC, prospective investors who have signed non-binding indications of interest will be given the opportunity to confirm that they would like to fully subscribe to our offering. Each prospective investor will receive an automated message from the LegacyHub.fund’s Manager indicating:

that the offering is open for investment;

they may convert their reservation into an investment;

they may view the offering on our “Sign Up” page on LegacyHub.fund; and

If they are still interested in investing, they need to sign up and send funds on https://LegacyHub.fund.

The information provided is basic and points back to our Sign-Up page on https://LegacyHub.fund. The Sign-Up page will have a link to the SEC HTML qualified version of our offering circular. In connection with executing the Subscription Agreement, the investor will specify whether they will purchase Shares via wire transfer or ACH transfer. The subscriber commits to cover its bank-associated fees, determined by its bank, related to the transfer of funds either via wire or ACH transfer and will not hold the Company responsible for these fees. The Company will be responsible for any bank-associated fees charged by its bank.

The Subscription Agreement can only be completed on www.LegacyHub.fund. The Subscription Agreement includes a representation by you to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence). The Subscription Agreement must be delivered to us, and you may transfer funds for the subscribed amount in accordance with the instructions stated in the Subscription Agreement.

Prospective investors who have not previously submitted a non-binding indication of interest on the Legacyhub.fund website may subscribe to purchase Shares through [LegacyHub.fund] by Signing Up to complete the Subscription Agreement. Once investors submit their subscription and payment, they shall not have the right to rescind their subscription until it has been accepted.

Subscriptions may be rejected by us in whole, or in part, prior to their acceptance, in our sole discretion, for among other reasons, our determination that an investor does not meet the investor suitability standards or the Know Your Customer (“KYC”) or Anti-Money Laundering (“AML”) standards, or our determination to close this Offering early. If an investor’s subscription is rejected, We shall, within three (3) days, send electronic notification of such rejection and shall return such investor’s funds. Such funds shall be returned within ten (10) business days for funds paid through ACH, within five (5) business days after the investor provides wire transfer instructions to LegacyHub.fund for funds tendered by wire transfer. Upon any rejection of a subscription, all funds received in connection with such a subscription will be promptly returned to such an investor without interest. Such refund will be paid in the same currency and in the same amount as paid by such investors.

If $1,000,000, the Minimum Offering is not raised by the date that is eighteen(18) months from the qualification of this offering with the Securities and Exchange Commission, all subscriptions will be refunded to subscribers without deduction or interest. After an investor executes a subscription agreement, upon a written request for such rescission, those funds will be revocable until the later of (a) the date on which we have raised at least the Minimum Offering where those funds have been committed for at least thirty days or (b) thirty days after the signing of the related subscription agreement (the “Closing Criteria”). For the avoidance of doubt, if the Closing Criteria have been reached for your investment, and the company has yet to hold a Closing on your funds, you will not be entitled to request the return of your funds; however, in the event of a liquidation or dissolution of the company should occur before the company has held a Closing covering your funds, you will be refunded your investment without interest or deduction. In the event that the Minimum Offering amount is not reached by such date or the offering is otherwise terminated (including due to liquidation and dissolution of the company), investor funds held in escrow will promptly be refunded to each investor in accordance with Rule 10b-9 under the Securities Exchange Act of 1934. If a subscription is rejected or if a recession is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber. The escrow agent has not investigated the desirability or advisability of investment in the units nor approved, endorsed or passed upon the merits of purchasing the securities. The company has engaged Kingdom Trust as the escrow agent for the offering and to provide its integrated technology platform for processing investment transactions.

After the Offering Statement has been qualified by the Securities and Exchange Commission, we may accept the tender of funds for whole or fractional units before it is clear that the Minimum Offering amount sought will be raised. The funds tendered by potential investors will be held by the Escrow Agent and will be transferred to the company upon Closing or returned to the investors as discussed above if the Minimum Offering amount is not achieved. Each time the company accepts funds (either transferred from the Escrow Agent or directly from the investors) from investors that have met the Closing Criteria is defined as a “Closing,” and each date for which a Closing is declared is a “Closing Date”. Each Closing is only expected to last one day. The company will accept subscriptions from investors that have met the Closing Criteria on the Closing Date. However, investors that have met the Closing Criteria after the Closing Date will not be included in that Closing and will be part of the next available Closing, which the company expects to be as soon a practical but no later than 14 days after an investor has met the Closing Criteria. Following the first Closing for at least the Minimum Offering, we may close on investments on a “rolling” basis (so not all investors will receive their units on the same date). For the avoidance of doubt, the company will not directly receive subscribers' funds and complete any Closing until the Minimum Offering amount is met. Once the Closing Criteria has been met, investors will receive a notification regarding that their investment will be included in the next available Closing. Upon Closing, investors will receive a notification regarding their units and funds tendered by investors will be made available to the company. The escrow agreement can be found in Exhibit 8 to the Offering Statement, of which this Offering Circular is a part. The offering will terminate at the earlier of:

(1) the date at which the maximum offering amount of $50,000,000 has been sold,
(2) the date which is 18 months from this offering being qualified by the Securities and Commission, or
(3) the date at which the offering is earlier terminated by the company at its sole discretion.

 Selling Restrictions

This offering is only available to a US “person.” A person is an individual, corporation, partnership, or association, a joint stick company, a trust, any unincorporated organization, or a government of political subdivision thereof.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the company and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares, these materials will not give a complete understanding of this offering, us or our shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investor must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Common Shares.

USE OF PROCEEDS TO ISSUER

 The table below sets forth our estimated use of proceeds from this offering assuming we sell in this offering shares valued at

(i) $1,000,000, the minimum and

(ii) $50,000,000, the maximum offering amount.

The table below shows the estimated net proceeds we would receive from this offering, assuming the sale of 25%, 50%, 75%, and 100% of the Shares we are offering. There is no guarantee that we will be successful in selling any of the Shares we are offering.

We expect to use substantially all of the net proceeds from this offering to invest in the acquisition of hospitality real estate assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived), they will increase the cash available for investment and distribution and will directly impact our net profit and net loss. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Sponsor’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in property for the purchase of Multifamily real estate and other select real estate-related assets which will directly impact our net profit and net loss.

	Minimum offering amount after qualification	25%	50%	75%	100%
Gross offering proceeds	$ 1,000,000.00	$ 12,500,000.00	$ 25,000,000.00	$ 37,500,000.00	$ 50,000,000.00
Organization and offering expenses	$ 50,000.00	$ 500,000.00	$ 900,000.00	$ 1,200,000.00	$ 1,600,000.00
Net proceeds to the company	$ 950,000.00	$ 12,000,000.00	$ 24,100,000.00	$ 36,300,000.00	$ 48,400,000.00

(1)This is a “best efforts” offering. We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $1,000,000, the Minimum Offering, in this offering, and such funds have been committed for at least thirty days. After an investor executes a subscription agreement, those funds will be revocable for the next thirty days after which time such funds will be irrevocable and will remain in a subscription escrow account established for the offering. If we do not raise the Minimum Offering within 18 months, we will cancel the offering and release all investors from their commitments.

(2) Investors will not pay upfront selling commissions in connection with the purchase of our shares. See “Management Compensation” for a description of additional fees and expenses that we will pay ours for a description of additional fees and expenses that we will pay our Manager and its affiliate.

(3)Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of our company and the qualification of the offering, fees to set up the online platform, fees to foreign intermediaries, the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distribution costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, including expenses associated with marketing this offering and our residential spaces, charges of experts and fees, expenses and taxes related to the filing, registration, and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution''.

We reserve the right to change the above use of proceeds if management believes it is in our best shares.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans, assumptions we have made regarding the industry, general economic conditions and our future revenues (if any) and expenditures.

 Investors are cautioned that expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds from this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

 In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds.

OUR BUSINESS

This discussion should be read in conjunction with the other sections of this Offering Circular, including "Risk Factors," "Use of Proceeds," and the Financial Statements attached and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Offering Circular.

Description of Business

The Company is a newly incorporated Delaware C-Corp formed to pool resources, invest in, and manage a diversified portfolio of hospitality real estate investments in urban infill locations in the path of growing business and leisure travelers. The majority of our asset classes will include hospitality investments, and short term stays properties within the United States.

Our Sponsor believes that our targeted Market tier and geographies have displayed strong performance and are expected to be well-positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the Mid-Scale hospitality properties and target geographies within the Tier II & III regions, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through wholly-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries.

Headquartered in Dallas, TX, our Sponsor is a vertically integrated organization with a deep focus on asset acquisitions and management with a clear mission: to democratize commercial real estate investing. Our Sponsor, through its wholly-owned subsidiaries, LegacyHub Capital, LLC, will co-invest with other investors, ensuring that our Sponsor is fully aligned with the interests of the subscribers/investors. With expertise ranging from fund and risk management to end to end property management experience, LegacyHub has both the in-house experience and the external relationships in the hospitality real estate market to take advantage of investment opportunities in mid-scale markets.

We are counting to offer up to $50,000,000 in our Class B shares, which represents the value of the shares available to be offered as of July 15, 2020, out of the rolling 18-month maximum offering amount of $50 million in our class B shares. The minimum investment in our common shares for initial purchase is 250 shares, or $2,500, based on the current $10.00 share price. The per-share purchase price for our common shares is currently $10.00 per share. The per-share purchase price in this offering will be adjusted at the beginning of each quarter period, or such other period as determined by our Manager in its sole discretion. But not less frequently than annually. Our Manager has initially determinate to adjust the per-share purchase price in this offering semi-annually, as of January 1st, April 1st, July 1st and October 1st of each year, or as soon as commercially reasonable, thereafter, and will equal the greater of

(i)$10.00 per share or

(ii)the sum of our net asset value (“NAV”) divided by the number of our common shares outstanding as of the end of the prior semi-annual period (“NAV per share”).

Investors will pay the most recent officially announced purchase price as of the date of their subscription, although we do not intend to list our class B shares for trading on a stock exchange or other trading market.

By way of example, if an investor submits a subscription on May 22, such an investor will pay the greater of $10 or the per-share purchase price previously announced in April, not the per-share purchase price that would be expected to be announced at a later date in June. We intend to continue to distribute our shares primarily through the LegacyHub platform.

Market Opportunities

We believe that the near and intermediate-term market for investment in commercial real estate investments and other real estate-related assets is compelling from a risk-return perspective. Given the prospect of low growth for the economy pre-COVID-19, we favor a strategy weighted toward targeting the hospitality market segment, which maximizes current income with significant exit strategies both in the short and long run. Regarding the hospitality real estate mid-tier market segment, our research has shown that most of the asset owner took a hands-off approach to managing those assets depressing the risk-return overtime. As COVID-19 keeps tourists and travelers away during the pandemic, this market segment was able to minimize its losses as compared to other market tiers. We believe that our investment strategy, combined with the experience and expertise of our Manager's management team, will provide opportunities to originate investments with attractive current and accrued returns and strong structural features, thereby taking advantage of changing market conditions to seek the best risk-return dynamic for our shareholders. Our Manager's typical property profile for hospitality target acquisition are as follows; however, the investment criteria may vary from time to time:

Investment objectives

Our primary investment objectives are:

▪To pay attractive and consistent cash distributions;

▪To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term;

▪To preserve, protect and return your capital contribution

▪To realize growth in the value of our investments within our 5 - 15-year holding period

▪Provide different investment opportunities -- Income, Balanced, and Growth options

●Income -- Allows subscriber to receive cash dividends quarterly as announced by our Manage

●Balanced -- Allows subscriber to receive half of quarterly dividends announced by our Manager in cash and the other in class B shares

●Growth -- Allows subscriber to receive class B shares equivalent to quarterly cash dividends as announced by our Manager

However, there is no assurance that our investment objectives will be met because of potential risks listed in “Risk Factors.”

Our Manager will revisit these objectives at least every six months.

The company may acquire an interest in Hospitality real estate in a variety of ways, including but not limited to:

● purchasing fee simple title to a property;

● purchasing a note (performing or non-performing) secured by a property through negotiated lender sales and/or auctions;

● purchasing a partnership or membership interest (including minority interests) in a special purpose entity that owns a property.

To the extent that the company acquires minority interests in special purpose entities, it will need to structure those acquisitions in such a way as to not trigger the definition of an investment company under the Investment Company Act of 1940.

It is contemplated that the company will use leverage (secured debt or short-term lines of credit) to acquire properties. The company will seek to keep the company’s overall portfolio leverage ratio to 65% or less. The foregoing targets exclude short term lines of credit. The primary focus of the company is income-generating hospitality properties. As of the date of this Offering Circular, the Manager, on behalf of the company, has not entered into binding agreements concerning the acquisition or financing of any properties.

INVESTMENT POLICIES OF COMPANY

Our investment criteria

We primarily target hospitality assets:

●Within mid-scale market with 60 – 140 rooms valued within $2M -- $20M range

●Within a 25-mile radius of major downtown cities, universities, major airports, convention area, big corporate campuses and

●With Opportunities to establish a strong operational corporate culture

●With positive cash flow, an occupancy rate of more than 50%, and at least three (3) years’ operating record

Hospitality real estate properties are typically segmented in 5 different types of categories, such as Luxury, Upscale (Upper Upscale), Midscale (Upper Midscale), Economy, and Independent. These categories provide a shorthand way to describe the attributes of properties. These are not exact classifications, but generally, real estate assets within a category have similar characteristics.

The highest quality is Luxury; some characteristics include;

●Mostly resorts & spas.

●Mostly 4 & 5-star hotels

●Superior high quality not only in the rooms but additional facilities in the hotel like a sauna or a workout room

●Desirable location, professionally managed, Doorman-service, Concierge, or valet parking

●Full-Service Experience

Upscale (Upper Upscale) is the next highest asset category; some characteristics include:

●Mostly Full-service hotels

●Average night cost ranges between USD110 to USD145

●Limited transportation (airport shuttle).

●Typically located around the central business district (CDB)

Midscale (Upper Midscale) segments characteristics include:

●Rooms less than 150:

●Typically located a few miles outside the CBD

●Limited or No full service

●Mostly 2- & 3-star hotels

Economy class focus on cost while providing minimum required amenities

●offers basic amenities and limited breakfast.

●Average night cost ranges around less than USD65

Independent classes include:

●Bed and Breakfast

●Hostel

●Guesthouse

Our primary focus is on Midscale hospitality assets categories. Even though our focus currently is in hospitality assets within the Midscale (Upper Midscale) markets, our Manager will evaluate our strategy at least once every six months. Our Manager may determine for a variety of reasons (including the lack of available assets) to refocus our policy, and we may look toward acquiring other types of real property.

We seek to create and maintain a portfolio of hospitality properties and other project investments that generate a low volatility income stream of attractive and consistent cash flow. We intend to achieve this primarily through investment in Midscale Franchise hotel properties. As lodging experience starts to take precedence over the building itself, we plan to leverage our operational experience and proptech tools (such as utility management tools, smart sensors for security, temperature management, and voice controls) to create an upscale experience. By providing such experience, we seek to increase the value and cash flow of our properties over time.

We feel the future market for hospitality properties provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our Shareholders.

Our Market

Real estate has been the cornerstone for generational wealth building for the last century, but non-accredited investors (90% of the population) have been unable to part in these opportunities for wealth growth due to regulatory thresholds implemented by the government. In 2012, then-President Barack Obama passed the JOBS Act, also known as the CROWDFUND Act, to amend the Securities Act of 1933 to permit the public sale of alternative securities to non-accredited investors.

Leveraging the opportunity with our understanding of the hospitality business, we believe the mid-scale market segment (including the upper mid-scale brands) has the best risk-return ratio less susceptible to the stock market fluctuations. These mid-scale segments comprise more than 60% of all available hotel doors located all over the United States, with a steady flow of both business and personal traffic. The top four (4) hotel franchisors, which account to more than 70% of all franchise hotels in the US, are Marriott International, Hilton, InterContinental Hotels Group (IHG), and Hyatt Hotels. According to HVS, a hospitality consulting firm based in Westbury New York, average national hotel occupancy is close to 66% by the year-end 2019, while the average nightly rate was $130. These numbers were projected to move upward 2020, but with the effect of COVID-19, these numbers are 20 - 25% down.

While hospitality real estate assets value might be depressed, sellers are holding on longer to their properties while renegotiating their financing. Our Manager as advise to keep understanding the market while the market understands the long-term effect of the pandemic.

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the CRE industry pre-COVID-19. As we look ahead the next three years, Post COVID-19 ( or after the establishment of a/any coronavirus vaccine), we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in core United States metro markets. Further, the assistance provided by governmental support programs and commitments over the immediate future is expected to further support U.S. capital markets over the immediate future.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk-reward dynamics

Our competition

Our top competitors include investment platforms such as:

▪Fundrise

▪Crowd Street

▪Diversify Fund

▪RealtyMogul

▪Equity Multiple

▪Caliberco

▪YieldStreet

▪Origin Investments

Although we believe that we are well-positioned to compete effectively in each facet of our business, there is enormous competition in our market sector, and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Our Accomplishments

We are a new company hence, have not garnered any accomplishments.

Litigation

We are currently not involved in any legal proceedings.

Description of property

 The Company does not own or require any material physical properties.

PLAN OF OPERATION

Overview

LegacyHub, Hospitality Fund I, Inc., was incorporated on June 1, 2020, in the state of Delaware. Our headquarters is located in the City of Dallas, in the State of Texas. We plan to diversify our portfolio by investment type within the Hospitality market, size, and risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors. Our Manager will manage our day-to-day operations and our portfolio of Hospitality real estate assets. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitation in our By-Laws and the direction and oversight of the Board of Directors. Our Sponsor will also provide asset management, marketing, investor relations, and other administrative services on our behalf. As of the date of this offering circular, we have not commenced operations, nor have we identified any investments in which there is a reasonable probability that we will invest.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations costs, resulting in an operating loss. During the period from inception through SEC qualification, we rely on our Sponsor to fund operations. As of the quarter ended in June 2020, we had $0 in cash. The funds raised in this offering will be primarily used to acquire hospitality real estate assets and set up the required regulatory and financial reporting process.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 60-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Our Manager may, from time to time, modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager’s investment committee.

Results of Operation

From inception through the date of this Offering Circular, we have not generated any revenue. During this same period, our operating expenses were $0, consisting of $0 for research and development expenses, and $0 for general and administrative.

REDEMPTION PLAN

Our Manager have designed this redemption plan intending to provide investors with an initial period during which to decide whether a long-term investment in the company is appropriate for their portfolio. Apart from the illiquid nature of this investment, we believe that it is in the best interest of all shareholder.  On a quarterly basis, a subscriber may have the opportunity to obtain liquidity in the event a shareholder needs it, by offering a discounted redemption price before year 2. The difference between the NAV per share and the discounted value would accrue to shareholders who have not requested redemption. Our Manager does not receive any economic benefit as a result of the discounted redemption price through year 2.

Pursuant to our redemption plan, a Shareholder may only:

(a) have one outstanding redemption request at any given time; and

(b) request that we redeem a minimum of 25% of its share per redemption request.

In addition, the redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Upon initial investment, after the minimum offering amount has been met, we have an up to 90 days delay period (“Delay Period”) to deploy capital after the minimum amount of the offering has been achieved. Hence our Introductory Period depends on the earliest time ,

▪When capital is deployed

▪90 days

During the introductory period, following the settlement of the common shares subject to the redemption request, the per-Share redemption price will be equal to the purchase price of the shares being redeemed

Post-Introductory Period, following the settlement of the shares subject to the redemption request, the per-share redemption price will be calculated based on a declining discount to the purchase price per share until November 18, 2020, and after that, to our most recently disclosed NAV per share at the time of the redemption request, and rounded down to the nearest cent (the repurchase price). For example, for requests made during the fiscal quarter January 1 through March 31, 2021, the declining discount will be applied to the NAV per share calculated as of the close of business on December 31, 2020, assuming no adjustments in that period and before giving effect to any share purchases or redemptions to be affected on December 31, 2020. In addition, the redemption plan is subject to certain aggregate liquidity limitations, which may vary depending on the underlying liquidity of the real estate assets held by us. During the Post-Introductory Period, the redemption price with respect to the shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been

(i)paid with respect to such shares before the date of the redemption request or

(ii)declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

Holding Period from Date of Settlement Effective Redemption Price

Holding Period from Date of Settlement	Effective Redemption Price (as a percentage of per share redemption price) (1)
Less than 90 days (Introductory Period)	100% (2)(3)
90 days until 2 year	95% (4)
More than 2 year	100% (5)

(1) The Effective Redemption Price will be rounded down to the nearest $0.01.

(2) The per-Share redemption price during the Introductory Period is calculated based upon the purchase price of the shares, not the per-shares price in effect at the time of the redemption request

(3) The Effective Redemption Price during the Introductory Period will be reduced by the aggregate sum of distributions paid or payable on such shares, the amount of which we are unable to calculate at this time.

(4) For shares held at least ninety (90) days but less than two(2) years, the Effective Redemption Price includes the fixed 5% discount to the per-share price for our common shares in effect at the time of the redemption request.

(5) For shares held at least two(2) years, the Effective Redemption Price does not include any discount to the per-share price for our common shares in effect at the time of the redemption request.

As shareholders must observe a minimum thirty (30) day waiting period following a redemption request before such request will be honored, whether a redemption request is deemed to be in the Introductory Period or the Post-Introductory Period will be determined as of the date the redemption request is made, not the date the redemption request is honored. Meaning, for example, if a redemption request is submitted during the Introductory Period, but honored after the Introductory Period, the effective redemption price will be determined using the Introductory Period methodology.

The following is a brief comparison of our redemption plan during the Introductory Period (up to 90 days after acquiring the shares) and the Post-Introductory Period (90 days or more after acquiring the shares), which is qualified in its entirety by the disclosure contained herein.

SUMMARY OF REDEMPTION PLAN
	Introductory Period	Post-Introductory Period
Duration	Earliest between First 89 days after settlement and before capital is deployed.	90 days or more after the settlement or After capital is deployed

Redemption Price	100% of the purchase price less distributions paid and distributions declared and to be paid less third-party costs	95-100% of NAV (no reduction for distributions) less third-party costs
Timing to submit a request	At least 60 days before the effective redemption date (but in no event 90 or more days after first acquiring the shares)	At least 30 days before the effective redemption date
Last Date to Withdraw Request	Up to effective redemption date	Up to effective redemption date
Date of Redemption Payment	Within 3-5 business days of the effective redemption date	Within 3-5 business days of the effective redemption date
Frequency	Quarterly (after a minimum 60 day waiting period after the submission of the redemption request)	Quarterly (after a minimum 60 day the waiting period after the submission of the redemption request)
Minimum Amount of shares Redeemed Per Redemption Request	25% of their shares	None
Maximum Number of Shares Redeemed Per Redemption Request	10,000 shares or $50,000, whichever is less	10,000 shares or $50,000, whichever is less

Redemption of our shares will be made quarterly upon written request to us at least thirty (30) days prior to the effective redemption date; provided, however, written requests for shares to be redeemed during the Introductory Period must be delivered to our Manager before the end of such Introductory Period. Our Manager intends to provide notice of redemption by the end of the first month following the thirty (30th) day after the submission of the redemption request, with an effective redemption date no earlier than the thirtieth (30th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than five (5) business days) of the effective redemption date. Shareholders may withdraw their redemption requests at any time before the effective redemption date.

MANAGEMENT’S COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organizational and Offering Stage
Fund Administration Fee - Sponsor

Our Sponsor has paid and will continue to pay offering expenses on our behalf in connection with the offering of our shares. We reimburse our Sponsor for future offering costs it may incur on our behalf from the day this offering is deemed “qualified” by the SEC.

We expect to incur an additional $50,000 in expenses in connection with raising the minimum amount for the offering.
Operational Stage
Asset Management Fee - Manager

We will pay our Manager a quarterly Fund Administration Fee equal to 2.0% per annum, which will be based on our offering proceeds (Asset Under Management) during and after the termination of the offering.

Our Manager has agreed to a 0% fee for the first four (4) quarters from the day this offering is deemed “qualified” by the SEC.
Platform Administration Fee - Sponsor

We will pay our Sponsor a quarterly Platform Administration Fee of 4%(annualized) on the gross revenue receipt from the hospitality assets owned in this Offering.  For example, if the Company Gross annual revenue is $10,000; The Company will pay a platform fee of $400, with $100 due at the end of every quarter. This fee will be prorated if the Company does not use the platform for a full year.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations; we cannot determine these amounts at the present time.
Operating Expenses - Manager	We will reimburse our Manager for out-of-pocket expenses paid in connection with providing services to us. Our Manager will pay its own personnel cost.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Property Management Fee	We will pay our Manager or its affiliates a monthly fee of up to 4% annualized on each gross revenue from the Hospitality assets held by us	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

AUDITED FINANCIAL STATEMENTS

LEGACYHUB HOSPITALITY FUND I, INC

STATEMENT OF FINANCIAL CONDITION (AUDITED)

AS OF JUNE 1, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$0.00
Total Current Assets	0.00

TOTAL ASSETS	$0.00

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities	$0.00

Stockholders' Equity:
Class A Voting Common Stock, $0.00001 par, 500,000 shares authorized, 10,000 shares issued and outstanding as of June 1, 2020 (inception)	0.00
Class B Non-Voting Common Stock, $0.00001 par, 10,000,000 shares authorized, zero shares issued and outstanding as of June 1, 2020 (inception)	0.00
Additional paid-in capital	0.00
Accumulated deficit	0.00
Total Stockholders' Equity	0.00

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$0.00

NOTE 1:  NATURE OF OPERATIONS

LegacyHub Hospitality Fund I, Inc. (the “Company”) was formed on June 1, 2020 as a Delaware corporation. The Company was organized primarily to originate, invest in, and manage a portfolio of commercial hospitality real estate assets. Substantially all the Company’s business will be externally managed by LegacyHub Partners, LLC (the “Investment Manager”), a Texas limited liability company.

As of June 1, 2020 (inception), the Company had not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital.  Once the Company commences its planned principal operations, it will incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered
Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques, and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Organizational and Offering Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Organization and offering costs of the Company are initially being paid by LegacyHub Realty Corp. (the “Sponsor”) on behalf of the Company prior to the Company’s offering being qualified by the Securities and Exchange Commisison. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. The Company will reimburse the Investment Manager, or its affiliates, as applicable, for any organization and offering costs paid by them on behalf of the Company on or after the qualification date, subject to a minimum offering raise, as described below.

After the Company has raised $1,000,000 in this Offering (including the $100,000 received or to be received from our sponsor commitment), beginning on the date that the Company starts its operations, it will start to reimburse the Investment Manager, without interest, for these organization and offering costs incurred both on and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 0.50% of the aggregate gross offering proceeds from the Offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Investment Manager has been reimbursed in full. The Company will not commence any significant operations until it has raised $1,000,000 in the offering.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3:  GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in the pursuit of its capital financing plans, and has not generated any revenues as of June 1, 2020 (inception).  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: STOCKHOLDERS’ EQUITY

The Company has authorized 500,000 shares of $0.00001 par value Class A Voting Common Stock and 10,000,000 shares of $0.00001 par value Class B Non-Voting Common Stock. 10,000 Class A Voting Common Stock has been issued at par value to LegacyHub Capital, LLC effective on the inception date. Class A Common Stock are only available to the Company’s sponsor and its affiliates.

Class A Common Stock are identical to Class B Common Stock other than with respect to voting rights, where holders of Class A Common Stock have voting rights and holders of Class B Common Stock have no voting rights.

NOTE 5:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC.  The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services.  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016.  Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application.  We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls, and processes.  The Company adopted this new standard effective on its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet.  The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years.  Early adoption is permitted.  The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6:  SUBSEQUENT EVENTS

Economic Dependency

Under various agreements, the Company will engage LegacyHub Partners, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition, and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result, the Company will be dependent upon LegacyHub Partners, LLC, and its affiliates. If these companies are unable to provide the Company with the respective services, the Company would have to to find alternative providers of these services.

Related Party Arrangements – LegacyHub Partners, LLC

Subject to certain restrictions and limitations, the Investment Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Investment Manager and certain affiliates of the Investment Manager will receive fees and compensation in connection with the Company’s acquisition, management, and sale of the Company’s real estate investments.

The Company will pay the Investment Manager a quarterly asset management fee of one-fourth of 2.00%, which will be based on our net offering proceeds as of the end of each quarter. The Investment Manager has agreed to waive its quarterly asset management fee during the first 4 quarters after the date the offering statement is qualified by the Securites and Exchange Commission. Following the 4-quarter period, our Investment Manager may continue, in its sole discretion, to waive its asset management fee, in whole or in part. The Investment Manager will forfeit any portion of the asset management fee that is waived.

Investment Commitment

The Company intends to file an offering statement on Form 1-A with the SEC concerning an offering (the Offering”) of up to $50,000,000 in Class B shares (“Common Shares”), for an initial price of $10.00 per share. On July 15, 2020, the Company received a commitment from LegacyHub Capital, LLC, a Texas LLC (the “Participant”),  a wholly-owned subsidiary of LegacyHub Realty Corp (the “Sponsor”), to purchase 10,000 shares of Class B Common Stock for an aggregate purchase price of $100,000 due within 90 days that the offering statement is qualified by the Securities and Exchange Commission.

Management’s Evaluation

Management has evaluated all subsequent events through August 6, 2020, the date the financial statements were available to be issued.  There are no additional material events requiring disclosure or adjustment to the financial statements.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

●Read this entire offering circular and any supplements accompanying this offering circular.

●Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Exhibit III.

●Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $1,000,000 and we may not accept subscriptions until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

LegacyHub Hospitality Fund I, Inc

Attention: Investor Relations

539 W. Commerce St #2385

Dallas, TX 75208

Following the date on which the minimum offering amount has been achieved, subscriptions will be accepted or rejected within 30 days of receipt by us. We have until the date that is eighteen months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans, and 401(k) plans. In the case of investments through IRAs, Keogh plans, and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least 250 common shares in this offering for individuals and 2,500 for an entity, or $2,500/$25,000 based on the current per-share price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then NAV of our common shares).

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

We are externally managed by LegacyHub Partners, LLC (Our “Manager”), a wholly-owned subsidiary of our Sponsor. Registration with the Commission does not imply a certain level of skill or training.

NAME	POSITION	AGE	TERM OF OFFICE	APPROXIMATE HOURS PER WEEK FOR PART-TIME EMPLOYEES
Akinyemi Akintoye	Chief Executive Officer	35	June 1, 2020 – present
Jose Santa Maria	Board of Director – Member	75	June 1, 2020 – present

Executive Officers of our Sponsor/manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Akinyemi Akintoye, Chief Executive Officer/ Board of Directors (35)

Akinyemi Akintoye is a Principal and the founding member of LegacyHub Realty Corp. (Our “Sponsor”). Prior to founding LegacyHub, Akinyemi spent the last year advising and building valuation analysis for individual investors and spent the last five (5) years building indoor and outdoor telecommunication networks for AT&T throughout the United States. Mr. Akinyemi graduated summa cum laude in master’s in Electrical Engineering from Texas A&M University and received his MBA from the prestigious Kellogg School of Management, Northwestern University. Mr. Akinyemi has FINRA Series 65 and Securities Industry Essentials (SIE) registrations.

Jose Santa Maria, Member -- Board of Directors (75)

Jose Santa Maria is a silent investor of LegacyHub Realty Corp. Jose retired from the Pharr-San Juan-Alamo (PSJA) school district in 2007 after 37 years of service. For the last 15 years, Jose has been investing and leasing condo primarily in South Padre Island, a resort town off the southern coast of Texas. Jose graduated with an undergrad degree in Business Administration and a master’s in education both from the University of Texas-Pan American.

Investment Committee of our Manager

The investment committee of our Manager, mostly member of our board of directors, will assist our Manager in fulfilling its oversight responsibilities by

(1) considering and approving of each investment made by us,

(2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and

(3) overseeing the investment activities of certain of our subsidiaries.

The investment committee will consist of at least three members, including our Sponsor’s Chief Executive Officer, an independent board member, and a third member chosen unanimously by the other two members of the investment committee, who will serve until such time as such investment committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial Investment Committee will consist of Akintoye, Akinyemi, and Jose Santa Maria.

Compensation of Directors and Executive Officers

NAME	CAPACITIES IN WHICH COMPENSATION WAS RECEIVED	CASH COMPENSATION PER YEAR ($)	OTHER COMPENSATION PER YEAR ($)	TOTAL COMPENSATION PER YEAR
Akinyemi Akintoye	CEO / Board of Director – Member	12,000	0	$12,000
Jose Santa Maria	Board of Director – Member	12,000	0	$12,000

Compensation of our Board of Directors

Prior to the completion of the Reg A+, our Board of Directors (“Board”) will not be compensated. Afterward, we will compensate the Board for their activities and respective committee responsibilities. The compensation for The Board during a fiscal year shall be $12,000 per year per director, distributed quarterly. Akintoye, Akinyemi is the only member of the Board at the time of filling, and we are interviewing prospective candidates for the Independent Board position.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Akinyemi Akintoye is serving as Our chief executive officer and will not be compensated. The executive officers of our Manager will serve to manage our day-to-day affairs, oversee the review, selection, and recommendation of investment opportunities, service acquired investments, and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our Class A Common Stock, our only outstanding class of capital stock, as of August 3rd , 2020, by

(i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our Class A Common Stock, and

(ii) all the current officers and directors as a group.

We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, the address for each beneficial owner listed on the table is- 539 W. Commerce St #2385 Dallas, TX 75208. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power concerning shares beneficially owned.

Title of class	Name of the beneficial owner	Number of Shares Beneficially Owned	Approximate Percent of All Shares
Class A Share	LegacyHub Capital, LLC (1)	10,000	100%

(1)LegacyHub Capital, LLC, is a Texas limited liability company wholly owned by Our Sponsor.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 20, 2020.

LegacyHub Hospitality Fund I, Inc.

By:/s/ Akinyemi Akintoye

Akinyemi Akintoye

Chief Executive Officer

Date: July 20, 2020

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

LegacyHub Hospitality Fund I, Inc.

By:/s/ Akinyemi Akintoye

Akinyemi Akintoye

Chief Executive Officer

Date: July 20, 2020

PART III – EXHIBITS

Item 1. Index to Exhibits

1.Articles of Incorporation

2.Bylaws

3.Subscription Agreement

4.Material Contracts

5.Consent

6.Opinion re: Legality

7.Nav Disclosure

EXHIBIT 1

Articles of Incorporation

CERTIFICATE OF INCORPORATION

OF

LEGACYHUB HOSPITALITY FUND I, INC.

I.

The name of the corporation is LegacyHub Hospitality Fund I, Inc. (the “Corporation”).

II.

The address of the Corporation’s registered office in the state of Delaware is 8 The Green Suite A, in the city of Dover, County of Kent, Zip Code 19901.  The name of its registered agent at such address is A Registered Agent, Inc.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

III.

The total number of shares this corporation is authorized to issue is 10,500,000 shares consisting of two classes of shares to be designated, respectively, Class A Common Stock (“Voting Common Stock”) and Class B Common Stock (“Non-Voting Common Stock”). The total number of shares of Voting Common Stock this corporation shall have authority to issue is 500,000, each with a par value of $0.00001. The total number of shares of Non-Voting Common Stock that this corporation shall have authority to issue is 10,000,000, each with a par value of $0.00001.

IV.

The corporation’s board of directors (the “Board of Directors”) shall have the full authority permitted by law to issue shares of Preferred Stock in the form of a series, and to provide for the issuance of such shares, as determined, from time to time, by the Board of Directors and stated, before the issuance of any shares thereof, in the resolution or resolutions providing for the issuance thereof.

V.

The preferences, limitations, voting powers and relative rights of Voting Common Stock are as follows: (i) except as otherwise provided in these articles, or except as required by applicable law, the holders of Voting Common Stock shall vote together as a single voting group on all matters submitted to a vote of this corporation’s shareholders, (ii) except as otherwise expressly provided in these articles or required pursuant to applicable law each holder of Voting Common Stock shall be entitled to one (1) vote for each share of Common Stock held as of the applicable record date on any matter that is submitted to a vote of the shareholders of this corporation (including, without limitation, any matter voted on at a shareholders’ meeting). The holders of Non-Voting Common Stock shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. The preferences and relative rights of Non-Voting Common Stock will be divided into subclasses as determined, from time to time, by the Board of Directors and stated, before the issuance of any shares thereof, in the resolution or resolutions providing for the issuance thereof.

VI.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.  In furtherance of and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors of the Corporation is expressly authorized to make, amend or repeal Bylaws of the Corporation.

VII.

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

VIII.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

IX.

The name and mailing address of the incorporator are as follows:

Emily J. Friedman, Esq.
1055 W 7th St 33rd Floor
Los Angeles, CA 90017

Executed on 5/20/2020.

/s/ Emily J. Friedman
Emily J. Friedman, Incorporator

EXHIBIT 2

Bylaws

BY-LAWS

OF

LEGACYHUB HOSPITALITY FUND I, INC.

AARTICLE ICORPORATE OFFICES1

1.1Offices1

ARTICLE IIMEETINGS OF STOCKHOLDERS1

2.1Place of Meetings1

2.2Annual Meeting1

2.3Special Meeting1

2.4Notice of Stockholders’ Meetings2

2.5Manner of Giving Notice; Affidavit of Notice2

2.6Quorum2

2.7Adjourned Meeting; Notice2

2.8Organization; Conduct of Business3

2.9Voting3

2.10Waiver of Notice3

2.11Stockholder Action by Written Consent Without A Meeting4

2.12Record Date for Stockholder Notice; Voting; Giving Consents4

2.13Proxies5

ARTICLE III DIRECTORS5

3.1Powers5

3.2Number of Directors6

3.3Election, Qualification and Term of Office of Directors6

3.4Resignation and Vacancies6

3.5Place of Meetings; Meetings by Telephone7

3.6Regular Meetings7

3.7Special Meetings; Notice7

3.8Quorum7

3.9Waiver of Notice8

3.10Board Action by Written Consent Without A Meeting8

3.11Fees and Compensation of Directors8

3.12Approval of Loans to Officers9

3.13Removal of Directors9

3.14Chairman of The Board of Directors9

ARTICLE IVCOMMITTEES9

4.1Committees of Directors9

4.2Committee Minutes10

4.3Meetings and Action of Committees10

ARTICLE VOFFICERS10

5.1Officers10

5.2Appointment of Officers10

5.3Subordinate Officers11

5.4Removal and Resignation of Officers11

5.5Vacancies in Offices11

5.6Chief Executive Officer11

5.7President11

5.8Vice Presidents12

5.9Secretary12

5.10Chief Financial Officer12

5.11Treasurer13

5.12Representation of Shares of Other Corporations13

5.13Authority and Duties of Officers13

ARTICLE VIINDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS14

6.1Indemnification of Directors and Officers14

6.2Indemnification of Others14

6.3Payment of Expenses in Advance14

6.4Indemnity Not Exclusive14

6.5Insurance15

6.6Conflicts15

ARTICLE VIIRECORDS AND REPORTS15

7.1Maintenance and Inspection of Records15

7.2Inspection by Directors16

ARTICLE VIIIGENERAL MATTERS16

8.1Checks16

8.2Execution of Corporate Contracts and Instruments16

8.3Stock Certificates and Notices; Uncertificated Stock; Partly Paid Shares16

8.4Special Designation on Certificates and Notices of Uncertificated Stock17

8.5Lost Certificates17

8.6Construction; Definitions18

8.7Dividends18

8.8Fiscal Year18

8.9Transfer of Stock18

8.10Stock Transfer Agreements18

8.11Stockholders of Record19

8.12Facsimile or Electronic Signature19

ARTICLE IXAMENDMENTS19

BYLAWS

OF

LEGACYHUB HOSPITALITY FUND I, INC.

I.CORPORATE OFFICES

1.Offices

In addition to LegacyHub Hospitality Fund I, Inc.’s registered office set forth in the Certificate of Incorporation, the Board of Directors may at any time establish other offices at any place or places where LegacyHub Hospitality Fund I, Inc. (the “corporation”) is qualified to do business.

I.MEETINGS OF STOCKHOLDERS

1.Place Of Meetings

Meetings of stockholders shall be held at any place, within or outside the state of Delaware, designated by the Board of Directors.  In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

1.Annual Meeting

The annual meeting of stockholders shall be held on such date, time and place, either within or without the state of Delaware, as may be designated by resolution of the Board of Directors each year.  At the meeting, directors shall be elected, and any other proper business may be transacted.

1.Special Meeting

A special meeting of the stockholders may be called at any time by the Board of Directors, the chairman of the board, the chief executive officer, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the chairman of the board, the chief executive officer or the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by email, fax, telegraphic or other facsimiles to each member of the board, the chief executive officer, the president or the secretary of the corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five

(35) calendar days nor more than sixty (60) calendar days after the receipt of the request.  If the notice is not given within forty (40) calendar days after the receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

1.Notice Of Stockholders’ Meetings

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place (if any), date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

1.Manner Of Giving Notice; Affidavit Of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmissions, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.Quorum

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have the power to adjourn the meeting to another place (if any), date or time.

1.Adjourned Meeting; Notice

When a meeting is adjourned to another place (if any), date or time, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any), thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the place (if any), date and time of the adjourned meeting and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.Organization; Conduct Of Business

Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer, or in his or her absence, the president or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.  The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

1.Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

1.Waiver Of Notice

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmissions by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these bylaws.

1.Stockholder Action By Written Consent Without A Meeting

Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (b) delivered to the corporation in accordance with Section 228(a) of the Delaware General Corporation Law.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section.  A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law.  Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law).  If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the Delaware General Corporation Law.

1.Record Date For Stockholder Notice; Voting; Giving Consents

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

If the Board of Directors does not so fix a record date:

a.The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

b.The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation.

c.The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) calendar days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

I.DIRECTORS

1.Powers

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation or these bylaws relating to the action required to be approved by the stockholders or by the outstanding shares, the business, and affairs of the corporation shall be managed, and all corporate powers shall be exercised by or under the direction of the Board of Directors.

1.Number Of Directors

Upon the adoption of these bylaws, the number of directors constituting the entire Board of Directors shall be two (2).  Thereafter, this number may be changed by a resolution of the Board of Directors, subject to Section 3.4 of these bylaws.  No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

1.Election, Qualification And Term Of Office Of Directors

Except as provided in Section 3.4 of these bylaws, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.

1.Resignation And Vacancies

Any director may resign at any time upon written notice to the attention of the secretary of the corporation.  Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of the certificate of incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

1.Place Of Meetings; Meetings By Telephone

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

1.Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

1.Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, or the secretary.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) business days before the time of the holding of the meeting.  If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose of the meeting.  The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

1.Quorum

At all meetings of the Board of Directors, a majority of the total number of duly elected directors then in office (but in no case less than one-third (1/3) of the total number of authorized directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

1.Waiver Of Notice

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

1.Board Action By Written Consent Without A Meeting

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

1.Fees And Compensation Of Directors

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

1.Approval Of Loans To Officers

The corporation may not lend money to or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.

1.Removal Of Directors

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent; provided, however, that if the stockholders of the corporation are entitled to cumulative voting if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

1.Chairman Of The Board Of Directors

The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the corporation.

IV.

COMMITTEES

1.Committees Of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporate Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation.

1.Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

1.Meetings And Action Of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

V.

OFFICERS

1.Officers

The officers of the corporation shall be a president and a secretary.  The corporation may also have, at the discretion of the Board of Directors, a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.  Any number of offices may be held by the same person.

1.Appointment Of Officers

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be appointed by the Board of Directors, subject to the rights (if any) of an officer under any contract of employment.

1.Subordinate Officers

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

1.Removal And Resignation Of Officers

Subject to the rights (if any) of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights (if any) of the corporation under any contract to which the officer is a party.

1.Vacancies In Offices

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

1.Chief Executive Officer

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairman of the board (if any), the chief executive officer of the corporation (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as chief executive officer shall also be the acting president of the corporation whenever no other person is then serving in such capacity.

1.President

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairman of the board (if any) or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as president shall also be the acting chief executive officer, secretary or treasurer of the corporation, as applicable, whenever no other person is then serving in such capacity.

1.Vice Presidents

In the absence or disability of the chief executive officer and president, the vice presidents (if any) in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the president or the chairman of the board.

1.Secretary

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every certificate (if any) surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these bylaws.  He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

1.Chief Financial Officer

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The chief financial officer shall render to the chief executive officer, the president, or the Board of Directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation.  He or she shall have the general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as the chief financial officer shall also be the acting treasurer of the corporation whenever no other person is then serving in such capacity.  Subject to such supervisory powers (if any) as may be given by the Board of Directors to another officer of the corporation, the chief financial officer shall supervise and direct the responsibilities of the treasurer whenever someone other than the chief financial officer is serving as treasurer of the corporation.

1.Treasurer

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records with respect to all bank accounts, deposit accounts, cash management accounts and other investment accounts of the corporation.  The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall render to the chief financial officer, the chief executive officer, the president or the Board of Directors, upon request, an account of all his or her transactions as treasurer.  He or she shall have the general powers and duties usually vested in the office of treasurer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as the treasurer shall also be the acting chief financial officer of the corporation whenever no other person is then serving in such capacity.

1.Representation Of Shares Of Other Corporations

The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

1.Authority And Duties Of Officers

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

VI.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

1.Indemnification Of Directors And Officers

The corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

1.Indemnification Of Others

The corporation shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

1.Payment Of Expenses In Advance

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

1.Indemnity Not Exclusive

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation

1.Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

1.Conflicts

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

VII.

RECORDS AND REPORTS

1.Maintenance and Inspection Of Records

The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by an attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) calendar days prior to the meeting in the manner provided by law.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting, as provided by law.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.Inspection By Directors

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.  The Court of

Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

VIII.

GENERAL MATTERS

1.Checks

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidence of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

1.Execution Of Corporate Contracts And Instruments

The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

1.Stock Certificates And Notices; Uncertificated Stock; Partly Paid Shares

The shares of the corporation may be certificated or uncertificated, as provided under Delaware General Corporation Law, and shall be entered in the books of the corporation and recorded as they are issued.  Any or all of the signatures on any certificate may be a facsimile or electronic signature.  In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the corporation shall send to the record owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under Delaware General Corporation Law, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate (if any) issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

1.Special Designation On Certificates and Notices Of Issuance

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

1.Lost Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time.  The corporation may issue a new certificate of stock or notice of uncertificated stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

1.Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

1.Dividends

The directors of the corporation, subject to any restrictions contained in (a) the Delaware General Corporation Law or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

1.Fiscal Year

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

1.Transfer Of Stock

Upon receipt by the corporation or the transfer agent of the corporation of proper transfer instructions from the record holder of uncertificated shares or upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or, in the case of uncertificated securities and upon request, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transaction in its books.

1.Stock Transfer Agreements

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

1.Stockholders Of Record

The corporation shall be entitled to recognize the exclusive right of a person recorded on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person recorded on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by Delaware General Corporation Law.

1.Facsimile or Electronic Signature

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any stockholder, director or officer of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

IX.

AMENDMENTS

The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

CERTIFICATE OF ADOPTION OF BYLAWS

OF

LEGACYHUB HOSPITALITY FUND I, INC.

ADOPTION BY INCORPORATOR

The undersigned person appointed in the certificate of incorporation to act as the Incorporator of LegacyHub Hospitality Fund I, Inc., a Delaware corporation, hereby adopts the foregoing Bylaws as the Bylaws of the corporation.

Executed on ________________________.

 Emily J. Friedman, Incorporator

CERTIFICATE BY SECRETARY OF ADOPTION BY INCORPORATOR

The undersigned hereby certifies that the undersigned is the duly elected, qualified, and acting Secretary of LegacyHub Hospitality Fund I, Inc., a Delaware corporation, and that the foregoing Bylaws were adopted as the Bylaws of the corporation on _____________________________, by the person appointed in the certificate of incorporation to act as the Incorporator of the corporation.

Executed on _______________________.

Akinyemi Akintoye, Secretary

EXHIBIT 3

Subscription Agreement

DISCLAIMER TO INVESTORS WHO SUBSCRIBE PRIOR TO RAISING THE MINIMUM OFFERING AMOUNT

NOTWITHSTANDING ANYTHING IN THIS SUBSCRIPTION AGREEMENT TO THE CONTRARY, WE MAY NOT ACCEPT SUBSCRIPTIONS UNTIL SUCH TIME AS WE HAVE RECEIVED SUBSCRIPTIONS EQUALING THE MINIMUM OFFERING AMOUNT, WHICH IS $1,000,000. UNTIL THE MINIMUM THRESHOLD IS MET, INVESTORS’ FUNDS WILL REMAIN AT THE ESCROW AGENT AND INVESTORS WILL NOT BE ADMITTED AS SHAREHOLDERS. THE FUNDS WILL BE DRAWN BY US USING AN ACH ELECTRONIC FUND TRANSFER THROUGH THE AUTOMATED CLEARING HOUSE NETWORK ONLY AFTER THE $1,000,000 MINIMUM THRESHOLD HAS BEEN MET.

PRIOR TO OUR ACHIEVING THE OFFERING AMOUNT, SUBSCRIBERS MAY REVOKE THEIR SUBSCRIPTION BY PROVIDING US WITH A WRITTEN NOTICE REQUESTING SUCH RESCISSION, TO BE SENT TO THE FOLLOWING ADDRESS:

539 W. Commerce St #2385
Dallas, TX 75208

FORM OF SUBSCRIPTION AGREEMENT

LEGACYHUB HOSPITALITY FUND I, INC.

This Subscription Agreement (this “Agreement” or this “Subscription”) is made and entered into as of _______________, (the “Effective Date”) by and between LegacyHub Hospitality Fund I, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), and the undersigned (the “Undersigned,” “Subscriber,” “Investor” or “you”).

RECITALS

WHEREAS subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain Class B Shares (the “Common Shares”), as set forth on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of __________, (the “Offering Circular”) of the Company.

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, OUR COMMON SHARES OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN OUR SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN OUR BYLAWS), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOTICE REGARDING WAIVER OF SECTION 18-305 RIGHTS

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE LEGACYHUB’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Subscription for and Purchase of Class B Common Shares.

a.Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Class B Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth on the signature page to this Agreement.

b.The Subscriber must initially purchase at the initial purchase price at least

1)250 Common Shares if individual or

2)500 Common Shares, if self -directed retirement account or

3)2,500 Common Shares, if an entity in this offering.

c.The offering of Common Shares is described in the Offering Circular, that is available through the online website platform LegacyHub.fund (the “Site”), as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and the Company’s Bylaws (the “Bylaws”). While they are subject to change, as described below, the Company advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms of Use, consent to the Company’s Privacy Policy, available at the Site, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

d.The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate, or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

e.Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transaction.

f.The Undersigned has received and read a copy of the Company’s Bylaws and agrees that its execution of this Subscription Agreement constitutes consent to such Bylaws, and, that upon acceptance of this Subscription Agreement by the Company, the undersigned will become a member of the Company as a holder of Common Shares. When this Subscription Agreement is countersigned by the Company, the Bylaws shall be binding upon the Undersigned as of the settlement date.

1.Procedure for Purchase of the Common Shares

a)The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to the Company the Purchase Price as agreed to by the Company on the Site.

b)If the Company returns the Subscriber’s Purchase Price to the Subscriber, the Company will not pay any interest to the Subscriber.

c)If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of the Company, including the Bylaws. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

d)In the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of the Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

2.Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

a)The information that the Subscriber has furnished herein, including without limitation, the information furnished by the Subscriber to the Company and any of its affiliate entities, upon signing up for the Site regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and/ or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/ or “qualified purchase.” The representations and warranties made by the Subscriber may be fully relied upon the Company and by any investigating party relying on them.

b)The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or legal resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

c)The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid, and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

d)At no time has it been expressly or implicitly represented, guaranteed, or warranted to the Subscriber by the Company or any other person that:

1)percentage of profit and/ or amount or type of gain or other consideration will be realized as a result of this investment; or

2)The past performance or experience on the part of the Company and/ or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Company Venture.

e)The Subscriber has received this Agreement, the Offering Circular, and the Bylaws. The Subscriber and/ or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s shares in connection with the Purchase.

f)The Subscriber understands that the Common Shares being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed, and understood the risk factors set forth in the Offering Circular.

g)The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions, and forecasts that the Company believes to be reasonable, but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

h)The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

i)The value of Common Shares being purchased by a non-accredited investor, as defined above, Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons) or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

j)The Subscriber has had an opportunity to ask questions of the Company or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

k)The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise, as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

l)The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for the investment of the Common Shares or has recommended or endorsed the Common Shares and that the Common Shares have not been registered or qualified under the Act or any state securities law, in reliance upon exemptions from registration thereunder.

m)The Subscriber understands that the Company has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that the Company is not registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

n)The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

o)The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

p)The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

q)The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that to the best of Subscriber’s knowledge based on the reasonable investigation:

1)None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

2)To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986, or the International Money

Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/ or any regulations promulgated thereunder.

3)When requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understand and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Fund. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

4)Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is a non-natural person, any Related Person is:

1. A Prohibited Investor;

2.A Senior Foreign Political Figure, any member of a Senior Political Figure’s “immediate family” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

3.A person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the US. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation by the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Block Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term Related Person shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business, or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4.A person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

r)The Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations provided have become incorrect or if there is any change in the information affecting these representations and covenants.

s)The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/ or redemption of the Subscriber’s interest in the Common Shares.

t)The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing through the Company. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through the adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

4.   General provisions.

a)Tax Forms. The Subscriber will need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Site/ crowdfunding platform. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall

(i)promptly inform us of any change in such information, and

(ii)furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

b)No Advisory Relationship. The Subscriber acknowledges and agrees that the Purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the Purchase and sale of the Common Shares, the Company is not acting as your agent or fiduciary. The Company assumes no advisory or fiduciary responsibility in your favor in connection with the Common Shares or the corresponding project investments. The Company has not and will not provide you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

c)Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid the Company being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that

(i)you be allowed by the Company to return the Common Shares to the Company for a refund or

(ii)the Company be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

d)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

e)Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings, and agreements, whether oral or written, between them relating to the subject matter hereof.

f)Amendments and Waivers.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

g)Limitation on Damages. In no event shall the Company be liable to the Subscriber for any lost profits or special, consequential, or punitive damages, even if informed of the possibility of such damages. The foregoing shall be interpreted and have effect to the maximum extent permitted by applicable law, rule, or regulation.

h)Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives.  The Company may assign any of its rights and obligations under this Agreement.  No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

i)Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

j)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

k)Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

l)Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute the same agreement.  Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

m)Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means.  Purchaser hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Your consent to receive Company disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such disclosures relate. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities including but not limited to (i) access to the internet; (ii) an email account and related software capable of receiving email through the internet; (iii) a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

n)Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to Subscriber (“Tax Documents”) in connection with Subscriber’s Common Shares. A Tax Document provides important information Subscriber needs to complete Subscriber’s tax returns. Tax Documents include Form 1099. Occasionally, we are required to send Subscriber corrected Tax Documents. Additionally, we may include inserts with Subscriber’s Tax Documents. We are required to send Tax Documents to Subscribers in writing, which means in paper form. When Subscriber consents to electronic delivery of your Tax Documents, Subscriber consents to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(i)By executing this Agreement on the LegacyHub platform, Subscriber consents in the affirmative that we may send Tax Documents to Subscriber electronically and acknowledges that you are able to access Tax Documents from the site, which are made available under the user dashboard on the Site. If Subscriber subsequently withdraws consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive Tax Documents electronically continues for every tax year until you withdraw your consent.

(ii)On or before the required IRS-designated due date for your Tax Document, you will receive an electronic notification via email when your Tax Documents are ready for access on the site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again.

(iii)To obtain a paper copy of your Tax Documents, you can print one by visiting the Site. You can also contact us at contactus@LegacyHub.fund and request a paper copy.

(iv)You may withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to

LegacyHub Hospitality Fund I, Inc
Attention: Investor Support
539 W. Commerce St #2385
Dallas, TX 75208

(v)You must promptly notify us of a change in your email address. If your mailing address, email address, telephone number, or other contact information changes, you may also provide updated information by contacting us at contactus@LegacyHub.fund.

o)Arbitration. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 8 (“Arbitration Provision”). The arbitration shall be conducted in Texas. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of this Agreement, any Common Share, the [Site], and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from the contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include, without limitation, matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

p)Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature Page Follows]

IN WITNESS THEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors outlined in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

SUBSCRIBER:

 (PRINT NAME)

 (ENTITY TYPE IF APPLICABLE)

By:

(Signature)

Name:

Title:

Address:

Email: _______________________________

Number of Common Shares Purchased: _______

Purchase Price: __________________________

AGREED AND ACCEPTED BY

THE COMPANY:

LEGACYHUB HOSPITALITY FUND I, INC.

By: LegacyHub Partners, LLC
a Texas limited Liability company
Title: Manager

Name: Akinyemi Akintoye

Title:  Chief Executive Officer

539 W. Commerce St #2385
Dallas, TX 75208s:
investments@LegacyHub.fund
(202) 584-0550

EXHIBIT 4

Material Contracts

There are no material contracts as of the date of this Offering. We reserve the right the amend and add material contracts as it occurs.

EXHIBIT 5

Consent

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated August 6, 2020 relating to the balance sheet of LegacyHub Hospitality Fund I, Inc. as of June 1, 2020 (inception) and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

August 27, 2020

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

EXHIBIT 6

Opinion re: Legality

August 25, 2020

LegacyHub Hospitality Fund I, Inc.
Attn: Akinyemi Akintoye
539 W. Commerce St #2385
Dallas, TX 75208

RE: LegacyHub Hospitality Fund I, Inc. (the “Company”) Offering Circular on Form 1-A (the “Offering Circular”)

To Whom It May Concern:

Undersigned Counsel serves as special counsel to the Company, a corporation incorporated under the laws of the State of Delaware, in connection with the filing of the Offering Circular under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed securities offering by the Company (the “Offering”) of up to 5,000,000 Class B non-voting shares (the “Shares”) of common stock, $0.00001 par value, of the Company.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 1, 2020;

2. Bylaws of the Company in the form filed with the Securities and Exchange Commission; and

3. Initial Board Resolution as actioned by unanimous written consent dated on June 15, 2020.

We have also examined such other public records, draft agreements, documents, and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed the following: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced Certificate of Incorporation, Bylaws, Board Resolution, and other documents delivered pursuant thereto. This firm have not performed or had performed any independent research of public records and have assumed that the documents referenced above or other comparable documents from public officials dated prior to the date of this Opinion remain accurate as of the date of this Opinion.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor as described in the Offering Circular, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Regulation A of the Securities Exchange Act of 1933, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on current known facts and existing law that is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to this offering carried out pursuant to the filing of the Company’s Offering Circular that is a part of its Offering. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Culbertson Law

Culbertson Law PLC

EXHIBIT 7

NAV Disclosure

Template for future NAV disclosures.
Date	NAV per unit
Q1, 21	$
Q2, 21	$
Q3, 21	$
Q4, 21	$
Q1, 22	$